Exhibit 99.1

Natural Health Trends Reports Second Quarter 2024 Financial Results

–	Total net sales were flat compared to the second quarter of 2023; first year-over-year increase in Hong Kong net sales since the first quarter of 2023
–	Cash flows from operations before 2017 Tax Act installment were positive for second consecutive quarter
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – July 31, 2024 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

•	Revenue of $10.5 million is unchanged compared to the second quarter of 2023.

•	Operating loss improved to $238,000 compared to $743,000 in the second quarter of 2023.

•	Net income was $173,000, or $0.02 per diluted share, compared to net loss of $219,000, or $0.02 per diluted share, in the second quarter of 2023.

•	The number of Active Members[1] was down 2% to 31,110 at June 30, 2024 compared to 31,620 at March 31, 2024, and decreased 15% compared to 36,730 at June 30, 2023.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2024 Financial Highlights

•	Revenue of $21.4 million decreased 4% compared to $22.4 million in the first six months of 2023.

•	Operating loss was $603,000 compared to $1.1 million in the first six months of 2023.

•	Net income was $361,000, or $0.03 per diluted share, compared to $38,000, or breakeven per diluted share, in the first six months of 2023.

Management Commentary

“Our results indicate that the programs, promotions and incentives we’ve implemented this year have been effective and are performing as expected, maintaining engagement and driving customer satisfaction. We recognize that we’re still operating in a challenging environment, but believe we’re on the right track supporting our business and field leaders so they can find success. Our strong financial statements reflect positively on our ability to navigate the harder than expected business landscape by efficiently managing costs,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “In the second half of the year we will continue to execute our strategic plans with an emphasis on comprehensive training, collaborative coordination between our staff, field leaders and members, and implementation of brand building initiatives to take advantage of market opportunities.”

Balance Sheet and Cash Flow

•

Net cash used in operating activities was $3.0 million in the first six months of 2024 compared to $3.3 million in the first six months of 2023. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Tax Act”), cash provided by operating activities was $950,000 in the first six months 2024, versus cash used in operating activities of $307,000 in the comparable period a year ago. Of the total Tax Act liability of $20.2 million, $15.1 million has been paid to date.

•	Total cash, cash equivalents and marketable securities were $48.7 million at June 30, 2024, down from $54.4 million at March 31, 2024.
•

On July 29, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on August 23, 2024 to stockholders of record as of August 13, 2024.

Second Quarter 2024 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2024 financial results today, Wednesday, July 31, 2024 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, July 31, 2024
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13746911
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1673848&tp_key=7f60fa0c81

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on July 31, 2024 through 11:59 p.m. Eastern Time on August 7, 2024 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13746911.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 28, 2024 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,577	$56,178
Marketable securities	33,087	—
Inventories	4,250	4,293
Other current assets	3,984	3,758
Total current assets	56,898	64,229
Property and equipment, net	225	266
Operating lease right-of-use assets	3,031	3,319
Restricted cash	36	39
Deferred tax asset	345	369
Other assets	956	869
Total assets	$61,491	$69,091
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$653	$990
Income taxes payable	4,953	3,716
Accrued commissions	2,150	2,067
Other accrued expenses	1,300	1,170
Deferred revenue	7,587	6,166
Amounts held in eWallets	3,603	3,945
Operating lease liabilities	1,210	1,146
Other current liabilities	673	784
Total current liabilities	22,129	19,984
Income taxes payable	—	5,054
Deferred tax liability	135	135
Operating lease liabilities	1,977	2,318
Total liabilities	24,241	27,491
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,770	84,695
Accumulated deficit	(21,948)	(17,703)
Accumulated other comprehensive loss	(1,249)	(1,069)
Treasury stock, at cost	(24,336)	(24,336)
Total stockholders’ equity	37,250	41,600
Total liabilities and stockholders’ equity	$61,491	$69,091

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$10,475	$10,511	$21,426	$22,372
Cost of sales	2,699	2,666	5,611	5,697
Gross profit	7,776	7,845	15,815	16,675
Operating expenses:
Commissions expense	4,203	4,508	8,689	9,500
Selling, general and administrative expenses	3,811	4,080	7,729	8,312
Total operating expenses	8,014	8,588	16,418	17,812
Loss from operations	(238)	(743)	(603)	(1,137)
Other income, net	519	442	1,082	1,123
Income (loss) before income taxes	281	(301)	479	(14)
Income tax provision (benefit)	108	(82)	118	(52)
Net income (loss)	$173	$(219)	$361	$38
Net income (loss) per common share:
Basic	$0.02	$(0.02)	$0.03	$0.00
Diluted	$0.02	$(0.02)	$0.03	$0.00
Weighted average common shares outstanding:
Basic	11,464	11,432	11,460	11,428
Diluted	11,483	11,432	11,481	11,439

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$361	$38
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	69	91
Net accretion of marketable securities	(215)	—
Share-based compensation	75	85
Noncash lease expense	545	564
Deferred income taxes	16	(82)
Changes in assets and liabilities:
Inventories	6	(228)
Other current assets	(294)	(362)
Other assets	(101)	(52)
Accounts payable	(335)	(82)
Income taxes payable	(3,817)	(3,076)
Accrued commissions	106	(374)
Other accrued expenses	136	68
Deferred revenue	1,432	1,270
Amounts held in eWallets	(339)	(541)
Operating lease liabilities	(560)	(595)
Other current liabilities	(104)	(64)
Net cash used in operating activities	(3,019)	(3,340)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(30)	(14)
Purchases of marketable securities	(36,164)	—
Proceeds from maturities of marketable securities	3,307	—
Net cash used in investing activities	(32,887)	(14)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(4,606)	(4,608)
Net cash used in financing activities	(4,606)	(4,608)
Effect of exchange rates on cash, cash equivalents and restricted cash	(92)	(179)
Net decrease in cash, cash equivalents and restricted cash	(40,604)	(8,141)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	56,217	69,746
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$15,613	$61,605
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$196	$(125)